UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 30, 2008

(Exact name of registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

2801 80th Street, Kenosha, WI  53143

(Address of principal executive offices)

Registrant’s telephone number, including area code:   (262) 656-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2008, Nathan J. Jones accepted appointment to the Board of Directors of Snap-on Incorporated (the “Company”).  The appointment was made by the Board and will be effective on July 1, 2008.  The Board will be expanded by one director, to 12 directors, in connection with Mr. Jones’ election.  The Board intends to submit Mr. Jones’ name for shareholder ratification and election at the 2009 Annual Meeting of Shareholders, and in accordance with the Company’s Bylaws he will be assigned to a class at that time.

Mr. Jones, age 52 as of the day he will join the Board, retired in December 2007 from Deere & Company where he most recently served as President, Worldwide Commercial & Consumer Equipment Division since 2006, and was its Senior Vice President and Chief Financial Officer from 1997 through 2006.

Mr. Jones will receive the same compensation as other non-employee directors of the Company.  He will also receive a pro-rated fiscal 2008 restricted stock grant, valued at approximately $83,333, upon the commencement of his service as director.  A committee assignment for Mr. Jones will be determined at a future Board meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAP-ON INCORPORATED

Date: June 5, 2008	By:	/s/ Irwin M. Shur
Irwin M. Shur, Vice President,
General Counsel and Secretary